UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2005

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road Wood Dale, Illinois 60191
(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The disclosure contained in Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 15, 2005, AAR Wood Dale LLC, a subsidiary of AAR CORP., refinanced an existing $10.3 million note payable secured by a mortgage on its Wood Dale, Illinois facility with Principal Commercial Funding, LLC.  Proceeds from the new loan were $11 million and the term of the financing is 10 years with a fixed interest rate of 5.01%. Under the terms of the new loan, interest payments are due monthly with a balloon payment of $11 million due August 1, 2015.  The new loan payable is secured by our Wood Dale, Illinois facility.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

4.1	Loan Agreement between AAR Wood Dale LLC and Principal Commercial Funding, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 18, 2005

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President-Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Loan Agreement between AAR Wood Dale LLC and Principal Commercial Funding, LLC